Exhibit 1

Rockwell Automation, Inc.

$600,000,000 0.350% Notes due 2023

$450,000,000 1.750% Notes due 2031

$450,000,000 2.800% Notes due 2061

Underwriting Agreement

August 3, 2021

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Loop Capital Markets LLC

111 W Jackson Blvd #1901

Chicago, IL 60604

Wells Fargo Securities, LLC

500 South Tryon Street

Charlotte, North Carolina 28202

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Rockwell Automation, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $600,000,000 0.350% Notes due 2023 (the “2023 Notes”), $450,000,000 1.750% Notes due 2031 (the “2031 Notes”) and $450,000,000 2.800% Notes due 2061 (the “2061 Notes”) of the Company. The 2023 Notes, the 2031 Notes and the 2061 Notes (collectively, the “Securities”) will be issued under the Indenture dated as of December 1, 1996 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A. (successor in interest to JPMorgan Chase Bank, N.A., successor to JPMorgan Chase Bank, successor to The Chase Manhattan Bank, successor to Mellon Bank, N.A.), as Trustee (the “Trustee”).

1.    The Company represents and warrants to each of the Underwriters that:

(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-228817) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the

Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act together with the Basic Prospectus is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities to be filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement or such prospectus; any reference herein to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any documents filed under the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which such information, for the avoidance of doubt, is contained in Schedule V herein;

(c)    For the purposes of this Agreement, the “Applicable Time” is 3:40 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet in the form attached as Schedule III hereto and to be filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which such information, for the avoidance of doubt, is contained in Schedule V herein;

(d)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents at its time of filing with the Commission contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which such information, for the avoidance of doubt, is contained in Schedule V herein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date and as of the Time of Delivery as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which such information, for the avoidance of doubt, is contained in Schedule V herein; or (ii) any statements or omissions in the part of the Registration Statement which shall constitute the statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee under the Indenture;

(f)    There has not been any material adverse change (or development involving a prospective material adverse change) in the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole (collectively, a “Material Adverse Effect”) from that set forth in the Company’s last periodic reports filed on Form 10-K or Form 10-Q (included or incorporated by reference in the Pricing Prospectus) with the Commission under the Exchange Act and the rules and regulations of the Commission thereunder;

(g)     The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange

Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations and the consolidated changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h)    The Company and its Significant Subsidiaries own, lease or have the right to use all of their properties as are necessary to the conduct of the operations of the Company and the Significant Subsidiaries as presently conducted, except when the failure to own, lease or have the right to use such properties would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Significant Subsidiary” means each of the subsidiaries of the Company set forth on Schedule IV hereto. Other than the subsidiaries set forth on Schedule IV hereto, no subsidiary of the Company constitutes a “Significant Subsidiary” within the meaning of Item 1.02(w) of Regulation S-X promulgated by the Commission;

(i)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where the concept of good standing applies) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each Significant Subsidiary has been duly incorporated or organized and is validly existing as a corporation in good standing (where the concept of good standing applies) under the laws of its jurisdiction of incorporation or organization;

(j)    All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(k)    The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company (except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits provided by the Indenture, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act, has been duly executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and the terms of the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(l)    The issue and sale of the Securities and the consummation of the transactions contemplated hereby and by the Securities and the Indenture will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for conflicts, breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and that would not adversely affect the ability of the Company in any material respect to enter into this Agreement or perform its obligations under the Securities and the Indenture, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or, to the knowledge of the Company, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(m)    Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in each case (other than with respect to any violation of the Certificate of Incorporation or By-laws of the Company) for such violations and defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n)    The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Securities” and “Description of Debt Securities”, respectively, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Material U.S. Federal Tax Considerations”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair descriptions or summaries in all material respects, subject to the qualifications and limitations set forth therein;

(o)    Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings have been threatened;

(p)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(r)    Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(s)    The Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles. The Company’s internal control over financial reporting was effective as of September 30, 2020, and, to the Company’s knowledge, is effective as of the date hereof, and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(t)    Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(u)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(v)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures include controls and procedures designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is communicated to the Company’s principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure; and such disclosure controls and procedures were effective as of September 30, 2020, and, to the Company’s knowledge, are effective as of the date hereof;

(w)     Except as described in each of the Pricing Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its Significant Subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Significant Subsidiaries. Except as described in each of the Pricing Disclosure Package and the Prospectus, none of the Company and its Significant Subsidiaries anticipates material capital expenditures relating to any Environmental Laws;

(x)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(y)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(z)    Neither the Company, any of its subsidiaries, nor, to the knowledge of the Company, any directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in the violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and

(aa)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) to the reasonable knowledge of the Company, there has been no security breach or other compromise of any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations, in each case, relating to the privacy and security of IT Systems and Data.

(bb)    The Agreement and Plan of Merger (the “Merger Agreement”) by and among Plex Systems Holdings, Inc., a Delaware corporation (“Plex”) and the Company, among others, dated as of June 24, 2021 has been duly authorized, executed and delivered by the Company, and, assuming that the Merger Agreement has been duly authorized, executed and delivered by the other parties thereto, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. To the knowledge of the Company, the Merger Agreement has been duly authorized, executed and delivered by, and is a valid and legally binding agreement of, Plex and the other parties thereto, enforceable in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

2.    Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.702% of the principal amount thereof in the case of the 2023 Notes, 99.131% of the principal amount thereof in the case of the 2031 Notes and 98.886% of the principal amount thereof in the case of the 2061 Notes, plus in each case accrued interest, if any, from August 17, 2021 to the Time of Delivery (as defined below) hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.    Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.    (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities, in the case of the 2023 Notes to Wells Fargo Securities, LLC, in the case of the 2031 Notes to BofA Securities, Inc. and in the case of the 2061 Notes to Goldman Sachs & Co. LLC (in such capacity each a “Billing and Delivery Bank”), for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the applicable Billing and Delivery Bank at least forty-eight hours in advance, by causing

DTC to credit the Securities to the account of the applicable Billing and Delivery Bank at DTC. The Company will cause the certificates representing the Securities to be made available to the applicable Billing and Delivery Bank for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 17, 2021 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered through the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A telephonic preliminary closing meeting will be held at or around 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, prior to which meeting the executed copies of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto and held in escrow pending the release of signatures. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved of by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when, prior to the termination of the offering of the Securities, any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed (in each case, other than the filing of any document incorporated by reference therein) and to furnish you with copies thereof; to file the term sheet attached hereto as Schedule III pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act with respect to the Securities; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information with respect to the Securities; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus with respect to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to use its best efforts including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)    If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus prior to the Time of Delivery which shall be disapproved of by you promptly after reasonable notice thereof;

(c)    Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale by the Underwriters under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, take any action that would constitute a general consent to service of process in any jurisdiction or subject itself or any of its affiliates to taxation in any such jurisdiction if it is not otherwise so subject;

(d)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)    During the period beginning from the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder of, any securities of the Company that are substantially similar to the Securities;

(g)    To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(h)    To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

6.

(a)    (i) The Company represents and agrees that, other than the final term sheet in the form attached as Schedule III hereto and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than the final term sheet substantially in the form attached as Schedule III hereto relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus as defined in Rule 433 under the Act or otherwise a free writing prospectus as defined in Rule 405 under the Act that would be required to be filed with the Commission; and

(iii) Any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet in the form attached as Schedule III hereto and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus or would, when taken together with the Pricing Prospectus or the Prospectus, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; which such information, for the avoidance of doubt, is contained in Schedule V herein.

7.    The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing and delivering any Agreement among Underwriters, this Agreement, the Indenture, a blue sky memorandum, closing documents (including any compilations thereof) and any other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with a blue sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and transfer taxes on resale of any of the Securities by them.

8.    The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you;

(c)    Norton Rose Fulbright US LLP, counsel for the Company, shall have furnished to you its written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus;

(ii)    This Agreement has been duly authorized, executed and delivered by the Company;

(iii)    The Securities have been duly authorized by all necessary corporate action of the Company, and when duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be valid and legally binding obligations of the Company (except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law) and entitled to the benefits provided by the Indenture; and the terms of the Securities and the Indenture conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(iv)    The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and the Indenture has been duly qualified under the Trust Indenture Act;

(v)    No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the State of New York or the United States of America is required under any law of the State of New York or the United States of America applicable to the Company that, in the experience of such counsel, is generally applicable to transactions of the nature of those contemplated by this Agreement, the Indenture or the Securities for the issue and sale of the Securities by the Company to the Underwriters pursuant to this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws;

(vi)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Material U.S. Federal Tax Considerations”, insofar as they purport to describe the provisions of the laws referred to therein, are fair descriptions or summaries in all material respects, subject to the qualifications and limitations set forth therein;

(vii)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act;

(viii)    The documents filed by the Company pursuant to the Exchange Act prior to the Time of Delivery and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and schedules and other financial data (and statistical data derived therefrom) included or incorporated by reference therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and

(ix)    The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to the Time of Delivery (other than the financial statements and schedules and other financial data (and statistical data derived therefrom) included or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act (other than Form T-1, as to which such counsel need express no opinion) and the rules and regulations thereunder.

(x)    In addition, such opinion shall also contain a statement that although they have not verified and are not passing on, and do not assume any responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus except as to the extent stated in the opinion in subsection (vi) of this Section 8(c), including the documents incorporated by reference therein, no facts have come to the attention of such counsel that leads such counsel to believe (i) that the Registration Statement at the date of this Agreement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and schedules and other financial data (and statistical data derived therefrom) included or incorporated by reference therein, as to which such counsel need express no opinion), when such registration statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Prospectus as supplemented by the final term sheet in the form attached as Schedule III to the Underwriting Agreement (other than the financial statements and schedules and other financial data (and statistical data derived therefrom) included or incorporated by reference therein, as to which such counsel need express no opinion), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (iii) that, as of its date and as of the Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and schedules and other financial data (and statistical data derived therefrom) included or incorporated by reference therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    Rebecca W. House, Chief Legal Officer for the Company, shall have furnished to you her written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)    The Company has been duly qualified as a foreign corporation for the transaction of business where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(ii)    Each Significant Subsidiary has been duly incorporated or organized and is validly existing as a corporation, limited liability company or other organization under the laws of its jurisdiction of incorporation or organization; and all of the issued shares of capital stock of each such subsidiary (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(iii)    To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries would be a party or to which any of their respective properties would be subject which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus but are not so described;

(iv)    The issue and sale of the Securities by the Company to the Underwriters pursuant to this Agreement and the consummation by the Company of the transactions contemplated by the Securities, the Indenture and this Agreement do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which is filed as an exhibit to any document incorporated by reference into the Registration Statement or the Prospectus as of the date hereof, except for conflicts, breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and that would not adversely in any material respect affect the ability of the Company to enter into this Agreement or perform its obligations under the Securities and the Indenture, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties that in such counsel’s experience is generally applicable to transactions of the nature contemplated by this Agreement, the Indenture and the Securities;

(v)    Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws or, to such counsel’s knowledge, in default in the performance or observance of any material obligation or covenant contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument which is filed as an exhibit to any document incorporated by reference into the Registration Statement or the Prospectus as of the date hereof; and

(vi)    Other than this Agreement and the forms of the Securities which will be filed by the Company on a current report on Form 8-K and incorporated by reference in the Registration Statement, such counsel does not know of any contracts required to be filed as an exhibit to the Registration Statement which are not filed as required;

(e)    On the date hereof, prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, concerning matters ordinarily included in accountants’ comfort letters to underwriters as you shall reasonably request;

(f)    (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(g)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have given any notice or publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i)    The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses; and

(j)    The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

9.    (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, (ii) the Basic Prospectus, (iii) any Preliminary Prospectus, (iv) the Pricing Prospectus or the Prospectus, or (v) any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or, in the case of item (i) in this clause, necessary to make the statements therein not misleading, or, in the case of items (ii) through (v) in this clause, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, which such information, for the avoidance of doubt, is contained in Schedule V herein;.

(b)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, which such information, for the avoidance of doubt, is contained in Schedule V herein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and the timeliness of the notice required under subsection (c) above. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim that is subject to indemnification under subsection (a) or (b) above. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.    (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties reasonably satisfactory to the Company to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not so arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and all covenants and agreements contemplated to be performed after the Time of Delivery (including the indemnity and contribution obligations set forth in this Agreement) shall survive delivery of and payment for the Securities.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, including a failure on the part of the Company to comply with its obligations as set forth in Sections 5 and 8 hereof, the Company will reimburse the Underwriters through you for all documented out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the representatives in care of (i) BofA Securities, Inc. at 1540 Broadway, NY8-540-26-02, New York, New York 10036, Facsimile: 646-855-5958, Attention: High Grade Debt Capital Markets Transaction Management/Legal; (ii) Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (iii) Loop Capital Markets LLC, at 111 W Jackson Blvd #1901, Chicago, IL 60604, Phone: (312) 913-4900, Attention: Legal Department; and (iv) Wells Fargo Securities, LLC at 500 South Tyron Street, Charlotte, North Carolina 28202, Attention: Transaction Management; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.    In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.    The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. Any review by the Representatives or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company or any other person.

18.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.    The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.    This Agreement or any document to be signed in connection with this Agreement may be signed in one or more counterparts by manual, facsimile or electronic signature, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

22.    The section headings used herein are for convenience only and shall not affect the construction hereof.

23.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters, imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24.    (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default

Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages as follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Representatives, acting on behalf of the Underwriters.

Very truly yours,

Rockwell Automation, Inc.

By:	/s/ Isaac Woods
Name:	Isaac Woods
Title:	Vice President and Treasurer

[Signature Page - Underwriting Agreement]

Accepted as of the date hereof:

BofA Securities, Inc.

By:	/s/ Happy Hazelton
	Name:	Happy Hazelton
	Title:	Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Adam T. Greene
	Name:	Adam T. Greene
	Title:	Managing Director

Loop Capital Markets LLC

By:	/s/ Sidney Dillard
	Name:	Sidney Dillard
	Title:	Partner

Wells Fargo Securities, LLC

By:	/s/ Brianna Beveridge
	Name:	Brianna Beveridge
	Title:	Director

Each as a Representative on behalf of the Underwriters.

[Signature Page - Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2023 Notes to be Purchased	Principal Amount of 2031 Notes to be Purchased	Principal Amount of 2061 Notes to be Purchased
BofA Securities, Inc.	$126,000,000	$94,500,000	$94,500,000
Goldman Sachs & Co. LLC	$126,000,000	$94,500,000	$94,500,000
Loop Capital Markets LLC	$51,000,000	$38,250,000	$38,250,000
Wells Fargo Securities, LLC	$126,000,000	$94,500,000	$94,500,000
BMO Capital Markets Corp.	$21,000,000	$15,750,000	$15,750,000
PNC Capital Markets LLC	$21,000,000	$15,750,000	$15,750,000
Citigroup Global Markets Inc.	$21,000,000	$15,750,000	$15,750,000
BNY Mellon Capital Markets, LLC	$21,000,000	$15,750,000	$15,750,000
Deutsche Bank Securities Inc.	$21,000,000	$15,750,000	$15,750,000
U.S. Bancorp Investments, Inc.	$21,000,000	$15,750,000	$15,750,000
TD Securities (USA) LLC	$21,000,000	$15,750,000	$15,750,000
Comerica Securities, Inc.	$12,000,000	$9,000,000	$9,000,000
ING Financial Markets LLC	$12,000,000	$9,000,000	$9,000,000

Total	$600,000,000	$450,000,000	$450,000,000

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Roadshow Presentation related to the Securities.

(b)	Additional Documents Incorporated by Reference:

None.

SCHEDULE III

Rockwell Automation, Inc.

Pricing Term Sheet

August 3, 2021

$600,000,000 0.350% Notes due 2023

$450,000,000 1.750% Notes due 2031

$450,000,000 2.800% Notes due 2061

Issuer:	Rockwell Automation, Inc.

Expected Ratings (Moody’s / S&P / Fitch)*:	A3 (Stable) / A (Negative) / A (Stable)

Trade Date:	August 3, 2021

Settlement Date (T+10)**:	August 17, 2021

Interest Payment Dates:	February 15 and August 15, commencing February 15, 2022

Interest Payment Record Dates:	February 1 and August 1

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof.

Underwriters:	Joint Book-Running Managers:	BofA Securities, Inc. Goldman Sachs & Co. LLC Loop Capital Markets LLC Wells Fargo Securities, LLC

	Senior Co-Managers:	BMO Capital Markets Corp. PNC Capital Markets LLC Citigroup Global Markets Inc. BNY Mellon Capital Markets, LLC Deutsche Bank Securities Inc. U.S. Bancorp Investments, Inc. TD Securities (USA) LLC

	Co-Managers:	Comerica Securities, Inc. ING Financial Markets LLC

	2023 Notes	2031 Notes	2061 Notes
Principal Amount:	$600,000,000	$450,000,000	$450,000,000

Maturity Date:	August 15, 2023	August 15, 2031	August 15, 2061

Coupon:	0.350% per annum, accruing from August 17, 2021	1.750% per annum, accruing from August 17, 2021	2.800% per annum, accruing from August 17, 2021

Price to Public:	99.952% of the principal amount, plus accrued interest, if any, from August 17, 2021	99.781% of the principal amount, plus accrued interest, if any, from August 17, 2021	99.761% of the principal amount, plus accrued interest, if any, from August 17, 2021

Reoffer Yield to Maturity:	0.374%	1.774%	2.810%

Benchmark Treasury:	0.125% due July 31, 2023	1.625% due May 15, 2031	1.875% due February 15, 2051

Spread to Benchmark Treasury:	T+20 bps	T+60 bps	T+95 bps

Benchmark Treasury Price / Yield:	99-28 7/8 / 0.174%	104-05 / 1.174%	100-11 / 1.860%

Optional Redemption Provisions:

Make-Whole Call:	T+5 bps, plus accrued and unpaid interest, at any time prior to August 15, 2022	T+10 bps, plus accrued and unpaid interest, at any time prior to May 15, 2031	T+15 bps, plus accrued and unpaid interest, at any time prior to February 15, 2061

Par Call:	In whole or in part, at any time on or after August 15, 2022	In whole or in part, at any time on or after May 15, 2031	In whole or in part, at any time on or after February 15, 2061

Special Mandatory Redemption:	N/A	If (i) the consummation of the Plex Acquisition does not occur prior to 5:00 p.m., New York City time, on January 31, 2022, (ii) the issuer notifies the trustee and the holders of the notes that we will not pursue the consummation of the Plex Acquisition or (iii) the merger agreement with Plex has been terminated without the consummation of the Plex Acquisition, the issuer will be required to redeem all of the notes then outstanding on the date of the special mandatory redemption at 101% of the aggregate principal amount of the notes then outstanding plus accrued and unpaid interest.	If (i) the consummation of the Plex Acquisition does not occur prior to 5:00 p.m., New York City time, on January 31, 2022, (ii) the issuer notifies the trustee and the holders of the notes that we will not pursue the consummation of the Plex Acquisition or (iii) the merger agreement with Plex has been terminated without the consummation of the Plex Acquisition, the issuer will be required to redeem all of the notes then outstanding on the date of the special mandatory redemption at 101% of the aggregate principal amount of the notes then outstanding plus accrued and unpaid interest.

Change of Control Repurchase Event:	Upon a change of control repurchase event, holders of the notes will have the right to require the issuer to repurchase their notes at a price equal to 101% of the principal amount of the notes repurchased plus any accrued and unpaid interest.	Upon a change of control repurchase event, holders of the notes will have the right to require the issuer to repurchase their notes at a price equal to 101% of the principal amount of the notes repurchased plus any accrued and unpaid interest.	Upon a change of control repurchase event, holders of the notes will have the right to require the issuer to repurchase their notes at a price equal to 101% of the principal amount of the notes repurchased plus any accrued and unpaid interest.

CUSIP / ISIN:	773903 AK5 / US773903AK55	773903 AL3 / US773903AL39	773903 AM1 / US773903AM12

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

It is expected that delivery of the Notes will be made against payment therefor on or about August 17, 2021, which is the tenth business day following the date hereof (such settlement cycle being referred to as “T+10”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than two business days prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade such notes more than two business days prior to the settlement date should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at 1-800-294-1322, Goldman Sachs & Co. LLC at 1-212-902-1171, Loop Capital Markets LLC at 1-312-913-4900 or Wells Fargo Securities, LLC at 1-800-645-3751.

This pricing term sheet supplements and, to the extent inconsistent, supersedes the preliminary form of prospectus supplement filed with the SEC by Rockwell Automation, Inc. on August 3, 2021 relating to the Prospectus dated December 14, 2018.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE IV

Significant Subsidiaries

1. Rockwell Automation B.V.

Schedule V

The Underwriters have furnished to the Company for use in the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus Supplement:

•	The names of the Underwriters on the front cover, back cover and in the section entitled “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement;

•

The first and second sentence of the third paragraph of text in the section entitled “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement concerning the terms of the offering;

•

The second sentence of the fourth paragraph of text in the section entitled “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement concerning the market making by the Underwriters;

•

The fifth, sixth and seventh paragraphs of text in the section entitled “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement concerning the activities in which the Underwriters may engage; and

•	The eleventh paragraph of text in the section entitled “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus Supplement concerning certain business activities of the Underwriters.